EX-99.906CERT

CERTIFICATION

Robert Cuculich, President, and Benjamin R. Quilty, Chief Financial Officer of The NYSA Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

The NYSA Series Trust

The NYSA Series Trust

/s/Robert Cuculich

/s/Benjamin R. Quilty

Robert Cuculich

Benjamin R. Quilty

Date: November 28, 2016

Date: November 28, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The NYSA Series Trust and will be retained by The NYSA Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.